                 CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Counsel and Independent Auditors" and to the use of our report dated November 4, 1997, included in this Registration Statement (Form N-1A No. 2-33889) of Fiduciary Management Associates.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
January 30, 1998





































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